EXHIBIT 23.2

February 18, 2011

Consent of Independent Petroleum Engineers and Geologists

We hereby consent to the incorporation by reference in the registration statement (No. 333-163442) on Form S-3 of Tri-Valley Corporation (the “Company”) and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission, of the reference to AJM Petroleum Consultants, and the inclusion of our report dated February 16, 2011.

By:  /s/ Robin Bertram
        Robin G. Bertram, P.Eng
        Executive Vice President

Calgary, Alberta, Canada

/sd

East Tower, Fifth Avenue Place  6th Floor, 425 – 1st Street S.W. Calgary, Alberta, Canada T2P 3L8
phone 403.648.3200     fax 403.265.0862     web www.ajmpetroleumconsultants.com